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                                                                   EXHIBIT 10.38
                                CREDIT AGREEMENT

                             TERMINATION AND RELEASE

     This CREDIT AGREEMENT TERMINATION AND RELEASE ("Credit Agreement Termination") is made as of December 10, 2000, by and between PHARMACIA & UPJOHN COMPANY, a Delaware corporation ("P&U "), and INSITE VISION INCORPORATED, a Delaware corporation ("InSite"). InSite and P&U may be referred to herein individually as a "Party" or collectively as the "Parties."

                                    RECITALS

     WHEREAS, InSite and P&U entered into a Credit Agreement on November 11, 1999 (the "Credit Agreement"), pursuant to which P&U agreed to make available to InSite a line of credit of up to $4,000,000 under certain terms and conditions;

     WHEREAS, no Credit Loans or other advances or credit extensions have been made pursuant to the Credit Agreement.

     WHEREAS, the Parties desire to terminate the Credit Agreement and the rights and obligations of the Parties thereunder in accordance with the terms hereof;

     WHEREAS, contemporaneous with the execution of this Credit Agreement Termination, InSite and Pharmacia & Upjohn AB, an Affiliate of P&U, are terminating the ISV-900 Project Agreement dated November 11, 1999 by and between such parties (the "ISV-900 Project Agreement") pursuant to that certain ISV-900 Project Agreement Termination and Release dated of even date herewith (the "ISV-900 Project Agreement Termination and Release").

     NOW THEREFORE, in consideration of the covenants and promises in this Credit Agreement Termination, InSite and P&U agree as follows:

                                   ARTICLE I.

                       TERMINATION OF THE CREDIT AGREEMENT

     Section 1.1 DEFINITIONS. For purposes of this Credit Agreement Termination, the initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement, whether used in the singular or plural. The use of defined terms from the Credit Agreement is solely for administrative convenience and shall not, in and of itself, be construed as implying any part of the Credit Agreement continues beyond termination.

     Section 1.2 TERMINATION. The Parties hereby terminate the Credit Agreement. Such termination is made mutually by the Parties without reference to any specific provision of the Credit Agreement. Subject to the terms and conditions hereof and notwithstanding anything contained in the Credit Agreement to the contrary, InSite and P&U hereby agree that all of the rights and obligations of the Parties under the Credit Agreement of whatever nature are hereby


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terminated. Specifically, and without limitation, InSite's right to request any
Credit Loans and P&U's obligation to make any Credit Loans, are hereby terminated.

     Section 1.3 RELEASE.

          (a) In connection with the termination of the Credit Agreement, and notwithstanding anything contained in the Credit Agreement to the contrary, each Party (on behalf of itself and its shareholders, employees, officers, agents, directors and affiliates) hereby fully and forever releases and discharges the other Party and its affiliates and each of their respective shareholders, employees, agents, officers and directors from any and all claims, actions, causes of action, obligations, losses, damages, liabilities, costs and expenses of any kind or nature arising out of or related to the Credit Agreement, the Parties' performance under, failure to perform under or interactions pursuant to such agreement, or the termination of such agreement, whether known or unknown as of the date hereof and whether arising in the past, present or future.

          (b) Each Party hereby acknowledges that it has considered the possibility that it may not now fully know the nature or value of the claims that are generally released pursuant to this Agreement and that such general release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, however arising, and that any and all rights granted to such pursuant to Section 1542 of the California Civil Code or any analogous applicable New York state or other state, federal or foreign law or regulation are hereby expressly waived. Said Section 1542 of the Civil Code of the State of California reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Section 1.4 Return of Credit Note. In connection with the termination of the Credit Agreement, P&U hereby acknowledges that InSite shall have no further obligations under that certain Credit Note, dated November 11, 1999, executed by InSite in favor of P&U. P&U agrees promptly to return to InSite the originally executed copy of such Credit Note, marked satisfied.

     Section 1.6 Representations and Warranties.


          (a) Each of the Parties severally represents and warrants (as to itself only) as follows: (i) such party has all the requisite power and authority to enter into this Agreement, and (ii) this Agreement will constitute, when executed, the valid and binding obligation of such party enforceable against such party in accordance with its terms.

          (b) Each Party represents and warrants that it has not voluntarily or involuntarily transferred, conveyed, pledged, assigned or made any other disposition of any rights, interest, or causes of action relating to the Credit Agreement.

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                                   ARTICLE II.

                                  MISCELLANEOUS

     Section 2.1 ENTIRE AGREEMENT. This Credit Agreement Termination and the ISV-900 Project Agreement Termination and Release embody and set forth the entire agreement and understanding of the Parties with respect to the subject matter herein and therein. There are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained in such documents with respect to the subject matter herein and therein.

     Section 2.2 HEADINGS, INTERPRETATION. The headings used in this Credit Agreement Termination are for convenience only and are not a part of this Credit Agreement Termination nor shall they affect the interpretation of any of its provisions.

     Section 2.3 GOVERNING LAW. This Credit Agreement Termination shall be governed by and construed under the laws of the State of New York, excluding its conflict of laws principles. The parties agree to submit to the exclusive jurisdiction of New York courts to resolve any controversy.

     Section 2.4 INTERPRETATION. The Parties hereto acknowledge and agree that
(i) each Party and its representatives has reviewed and negotiated the terms and provisions of this Credit Agreement Termination and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Credit Agreement Termination and (iii) the terms and provisions of this Credit Agreement Termination shall be construed fairly as to each Party hereto and not in favor of or against either Party regardless of which Party was generally responsible for the preparation of this Credit Agreement Termination.

     Section 2.5 COUNTERPARTS. This Credit Agreement Termination may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

     Section 2.6 PRESS RELEASES. Except as permitted by Section 7.9 of the ISV-900 Project Agreement Termination and Release between InSite and Pharmacia & Upjohn AB dated as of the date hereof, P&U and InSite agree not to make any disclosures, issue any statements or otherwise cause to be disclosed any information related to the ISV-900 Project Agreement, the Credit Agreement or the termination of such agreements without the prior written consent of the other.

     Section 2.7 FURTHER ASSURANCES. Each Party shall execute and deliver such additional instruments and other documents and use all commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the termination contemplated hereby.

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     IN WITNESS WHEREOF, the parties hereto have each caused this Credit
Agreement Termination to be duly executed as of the date first above written.

INSITE VISION INCORPORATED

By: /s/ S. Kumar Chandrasekaran, Ph.D.
    -----------------------------------
Name:  S. Kumar Chandrasekaran, Ph.D.
Title:   CEO and Chairman of the Board


PHARMACIA & UPJOHN COMPANY

By: /s/  Per-0lof Andersson
    ------------------------------
Name:  Per-Olof Andersson
Title:  VP Exploratory Development


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